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                                                            EXHIBIT 99(11)(a)(v)


COOPERS                                             COOPERS & LYBRAND L.L.P.
& LYBRAND                                           A PROFESSIONAL SERVICES FIRM



                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of GT Investment Funds, Inc.:

    We hereby consent to the inclusion of our reports dated February 27, 1997 and August 15, 1997 on our audits of the financial statements and financial highlights of G.T. Global Developing Markets Fund, Inc. as at December 31, 1996 and June 30, 1997 in the Statement of Additional Information with respect to the Post-Effective Amendment to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of GT Investment Funds, Inc. We further consent to the reference to our Firm under the captions "Financial Highlights" and "Other Information" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.


                                          /S/ COOPERS & LYBRAND L.L.P.
                                          Coopers & Lybrand L.L.P.


Boston, Massachusetts
October 29, 1997